UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

ALLSCRIPTS HEALTHCARE

SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Allscripts Announces Move to Virtual Format

for 2020 Annual Meeting of Stockholders

CHICAGO—May 5, 2020 – Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX) today announced that, due to the public health impact of the novel coronavirus (COVID-19) pandemic, related governmental actions and the importance of safeguarding the health of its stockholders, employees and representatives, Allscripts will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) solely by means of remote communication (i.e., a virtual-only meeting). Stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held on Thursday, May 21, 2020 at 9:00 a.m. Central time (10:00 a.m. Eastern time) in a virtual format only. As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on March 27, 2020, the record date, are entitled to participate in the Annual Meeting. Stockholders will need to register for the Annual Meeting by 10:59 p.m. Central time (11:59 p.m. Eastern time) on Monday, May 18, 2020 at http://viewproxy.com/AllscriptsHealthcareSolutions/2020. Stockholders who have properly registered and been verified will be given unique links that they will use to enter the virtual meeting.

A notice regarding the change to a virtual-only meeting (the “Notice”) is being filed with the Securities and Exchange Commission together with this press release. Additional information regarding the Annual Meeting, the registration process and voting is provided in the Notice.

About Allscripts

Allscripts (Nasdaq: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2020 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Contacts

Investors:

Stephen Shulstein

312-386-6735

stephen.shulstein@allscripts.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@allscripts.com

ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2020

The following Notice of Change of Location and Notice Regarding Proposal Two – Approval of the Amendment and Restatement of the Allscripts 2019 Stock Incentive Plan relate to the proxy statement dated April 6, 2020 (the “Proxy Statement”) of Allscripts Healthcare Solutions, Inc. (the “Company”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 21, 2020. The following Notices are being filed with the Securities and Exchange Commission and are being made available to stockholders on May 5, 2020.

THE NOTICES SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2020

To the Stockholders of Allscripts Healthcare Solutions, Inc.:

Due to the public health impact of the novel coronavirus (COVID-19) pandemic, related governmental actions and the importance of safeguarding the health of our stockholders, employees and representatives, the location and format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed and will be held solely by means of remote communication (i.e., a virtual-only meeting).

The Annual Meeting will still be held on Thursday, May 21, 2020 at 9:00 a.m. Central time (10:00 a.m. Eastern time). As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 27, 2020, the record date.

You will need to register for the Annual Meeting by 10:59 p.m. Central time (11:59 p.m. Eastern time) on Monday, May 18, 2020 at http://viewproxy.com/AllscriptsHealthcareSolutions/2020. You will need to enter your name, mailing address, phone number and email address. If you hold your shares in “street name” through a brokerage firm, bank, broker-deal or other similar organization and wish to vote your shares during the Annual Meeting, you will also need to obtain a legal proxy from your brokerage firm, bank, broker-deal or other similar organization and upload it during the registration process or email it to VirtualMeeting@viewproxy.com. If you hold your shares in “street name” but do not wish to vote your shares during the Annual Meeting, you will still need to provide proof of ownership of shares of common stock as of the record date by uploading or emailing a copy of your voting instruction form, proxy card or broker statement.

Stockholders who have properly registered and been verified will be given unique links that they will use to enter the virtual meeting. Stockholders who have properly registered and been verified will be able to vote their shares electronically during the Annual Meeting while the polls are open.

Stockholders may submit questions in advance of the virtual meeting during the registration process, or during the virtual meeting by using the directions on the virtual meeting website. We intend to answer questions that are pertinent to Allscripts Healthcare Solutions, Inc. and the meeting matters, as time permits.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting at Allscripts’ principal executive offices, located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. A time to view the list of stockholders entitled to vote may be arranged by emailing legal.notices@allscripts.com. The stockholder list will also be available during the Annual Meeting on the virtual meeting website.

The Annual Meeting will begin promptly at 9:00 a.m. Central time (10:00 a.m. Eastern time). Online access will open thirty minutes prior to the start of the Annual Meeting, and you should allow ample time to log in to the virtual meeting website and test your computer audio system.

Technicians will be available to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please email VirtualMeeting@viewproxy.com or call technical support at (866) 612-8937.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials previously distributed to you in connection with the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

Sincerely,

Brian P. Farley

Executive Vice President, Chief Administrative Officer,

General Counsel and Corporate Secretary

NOTICE REGARDING PROPOSAL TWO – APPROVAL OF THE AMENDMENT AND RESTATEMENT

OF THE ALLSCRIPTS 2019 STOCK INCENTIVE PLAN

To the Stockholders of Allscripts Healthcare Solutions, Inc.:

As described in the proxy statement dated April 6, 2020 (the “Proxy Statement”) of Allscripts Healthcare Solutions, Inc. (the “Company”) for the Annual Meeting of Stockholders to be held on May 21, 2020 (the “Annual Meeting”), the Company is requesting that the stockholders of the Company approve an amendment and restatement of the Allscripts Healthcare Solutions, Inc. 2019 Stock Incentive Plan (as amended and restated, the “Amended and Restated 2019 Stock Incentive Plan”).

After distributing the Proxy Statement, the Company approved an update to the proposed Amended and Restated 2019 Stock Incentive Plan to reduce the increase in the number of new shares that may be granted as awards under the Amended and Restated 2019 Stock Incentive Plan from 5,100,000 shares to 3,900,000 shares, thereby reducing the aggregate number of shares authorized for issuance under the Amended and Restated 2019 Stock Incentive Plan from 10,600,000 shares to 9,400,000 shares, of which 6,799,197 shares (consisting of 2,899,197 shares available for grant as of May 1, 2020 plus 3,900,000 shares being requested for stockholder approval), rather than 7,000,563 shares, would be available for new awards, not including any shares that would become available again upon the expiration, termination, cancellation, cash settlement or forfeiture of certain previously-issued awards, as described on pages 48 and 51 of the Proxy Statement. Other than the changes described above, all other terms of the Amended and Restated 2019 Stock Incentive Plan remain the same as those described in the Proxy Statement. As updated, Section 1.5 of the Amended and Restated 2019 Stock Incentive Plan is as marked below.

To provide context, we are updating the historical award data disclosure included in Proposal Two of the Proxy Statement to reflect the 2020 equity grants through May 1, 2020, which includes the equity grants made under the Company’s annual equity grant program.

The table below summarizes outstanding equity awards of the Company as of May 1, 2020.

	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock Options	876,497	$13.98	0.06
Restricted stock units	8,710,076	n/a	n/a
Performance-based restricted stock units	2,350,298	n/a	n/a

Total
Shares Available for Grant	2,899,197
Record Date Shares of Common Stock Outstanding	161,897,197

Overhang Data

The following table summarizes, as of May 1, 2020, 2019, the Company’s issued and total equity overhang as compared with the Company’s peer group described in the “Compensation Discussion and Analysis” section of this proxy statement. The peer group data was compiled by Compensia, the Compensation Committee’s compensation consultant, based on publicly available data as of January 2020.

	Issued Overhang (1)(3)	Total Overhang (2)(3)
Allscripts (no additional share authorization)	7.37%	9.16%
Allscripts (with additional share authorization)	7.37%	11.57%
Peer Group – 75%	6.8%	14.2%
Peer Group – 50%	4.4%	9.4%
Peer Group – 25%	3.2%	8.9%

(1)	Issued overhang is calculated by dividing (a) the number of shares subject to equity awards outstanding at the end of the period by (b) the number of shares outstanding at the end of the period.

(2)

Total overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the period and (y) the number of shares available for future grant under equity plans, by (b) the number of shares outstanding at the end of the period.

(3)

The Company repurchased 10,464,532 shares under the existing stock repurchase program during the fiscal year ended December 31, 2019 and an additional 1,449,145 shares in our fiscal 2020 as of May 1, 2020. The issued and total overhang percentages within the table are as of May 1, 2020 and therefore reflect the impacts of the stock repurchases in 2019 and 2020 to-date. Because share repurchases reduce the denominator in the issued and total overhang calculations, they increase our overhang percentages. If we had not repurchased any shares during 2019 and 2020 to-date, issued and total overhang as of May 1, 2020 would have been 6.87% and 8.54%, respectively, assuming no additional share authorization and 6.87% and 10.78%, respectively, including the additional share authorization.

Marked Change to Section 1.5 of the Amended and Restated 2019 Stock Incentive Plan.

1.5. Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall initially be available for all awards under this Plan shall be (i) 9,400,000, plus (ii) the number of available shares of Common Stock under the Allscripts Healthcare Solutions, Inc. Second Amended and Restated 2011 Stock Incentive Plan as of the Effective Date. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Units denominated in shares of Common Stock, other than Substitute Awards. If this Plan is approved by the stockholders of the Company, no further awards may be granted under any Prior Plan.

To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under this Plan or under any Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or any Prior Plan shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares subject to outstanding awards granted under a Prior Plan that shall become available under this Plan pursuant to this paragraph shall be based on whatever factor or factors that were applied to determine the number of shares originally deducted from the available shares under the Prior Plan. The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements). Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

The Amended and Restated 2019 Stock Incentive Plan, as updated, will be presented for stockholder approval at the Annual Meeting, and its effectiveness remains conditioned on the receipt of such approval. If a stockholder returns his or her proxy card or votes via the Internet or by telephone at any time (either prior to or after the date of this Notice) indicating in favor of Proposal Two, such vote will constitute a vote in favor of such Proposal, as updated by this Notice. If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy and change his or her vote prior to the applicable cutoff time. A stockholder may change his or her vote using the Internet or telephone methods described in the Proxy Statement, in which case only his or her latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. A stockholder may also revoke his or her proxy and change his or her vote by signing and returning a new proxy card or voting instruction form dated as of a later day or by properly registering for and voting during the Annual Meeting. If any stockholder would like a new proxy card or has any questions, he or she should contact the Company’s Corporate Secretary at legal.notices@allscripts.com.

Sincerely,

Brian P. Farley

Executive Vice President, Chief Administrative Officer,

General Counsel and Corporate Secretary